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                                                                      EXHIBIT 99

[LOGO]   H.B. Fuller Company                      Contact:  Scott Dvorak
         Corporate Headquarters                             Investor Relations
                                                            651-236-5150

         P.O 64683
         St. Paul, Minnesota 55164-0683
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NEWS                          For Immediate Release              October 8, 2003
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                 H.B. FULLER ANNOUNCES SELECTION OF KPMG LLP AS
                             INDEPENDENT ACCOUNTANTS

ST. PAUL, Minn. - H.B. Fuller Company (NYSE: FUL) announced that the audit committee of the board of directors approved the selection of KPMG LLP as its independent public accountants for fiscal year 2004. KPMG LLP replaces PricewaterhouseCoopers LLP. The audit committee acted as part of its on-going corporate governance process. "PricewaterhouseCoopers LLP has provided us excellent service for nearly 16 years," said Al Stroucken, chairman and chief executive officer, "however, the board believes that a periodic review of the relationship serves the best interest of the shareholders and the company." PricewaterhouseCoopers LLP has served the Company as principal accountant since 1988.

The change of independent public accountants is not the result of any disagreement between the company and PricewaterhouseCoopers LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2001 sales of $1.274 billion. Common stock is traded on the NYSE exchange under the symbol FUL. For more information about the company, visit the web site at http://www.hbfuller.com.

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